UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2007

ECOTALITY, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6821 E. Thomas Road
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(480) 219-5005

___________________
(Former Name or Former Address, if Changed Since Last Report)

ITEM 2.01 COMPLETION OF ACQUISITION OF ASSETS

On June 11, 2007, we signed an agreement to purchase the assets of the FuelCellStore.com, a small web based seller of educational fuel cell products.  The FuelCellStore.com product line includes demonstration kits, educational materials, fuel cell systems and component parts.  It also offers consulting services on establishing educational programs for all levels of educational institutions.  The company is significantly smaller than we are and will not in our judgment require us to provide audited financial statements if we complete the purchase of it.  We intend to operate FuelCellStore.com through our recently incorporated wholly-owned subsidiary, Ecotality Stores, Inc.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

2	Asset Purchase Agreement

99.1	Form of Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.
(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	June 13, 2007
Jonathan R. Read

/s/ Harold Sciotto	Secretary	June 13, 2007
Harold Sciotto

/s/ Barry S. Baer	Chief Financial Officer	June 13, 2007
Barry S. Baer

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